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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33056, 333-52346, and 333-98219) of Edwards Lifesciences Corporation of our report dated June 25, 2008 relating to the financial statements of the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan as of December 31, 2007 and 2006 and for the years then ended, which appears in this Form 11-K.

/s/ HEIN & ASSOCIATES LLP Irvine, California
June 25, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM